Exhibit 4.2
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                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF JULY 15, 2003


                                  BY AND AMONG


                 MERRILL LYNCH MORTGAGE CAPITAL, INC., AS AGENT,


                         THE LENDERS REFERRED TO HEREIN,


                      MERRILL LYNCH CAPITAL SERVICES, INC.,


                                       AND


                            BELCREST CAPITAL FUND LLC




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                                TABLE OF CONTENTS

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1.       DEFINITIONS...........................................................1

2.       THE LOAN.............................................................10

         2.1      Loans.......................................................10

         2.2      Note........................................................10

         2.3      Borrowing Notice............................................11

         2.4      Interest....................................................11

         2.5      Alternate Rate of Interest..................................12

         2.6      Default Interest............................................12

         2.7      Repayment and Termination...................................12

         2.8      Optional Prepayments........................................12

         2.9      Manner of Payments..........................................12

         2.10     Commitment Fee and Other Fees...............................13

         2.11     Reduction or Termination of Commitment......................13

         2.12     Change in Circumstances.....................................13

         2.13     Letters of Credit...........................................15

3.       ESTABLISHMENT OF SECURITIES ACCOUNT; PLEDGE OF COLLATERAL............19

         3.1      Establishment of the Securities Account.....................19

         3.2      Other Account Provisions....................................19

4.       PLEDGE AND SECURITY AGREEMENT........................................19

         4.1      Grant of Security Interest..................................19

5.       SPECIAL AGREEMENTS WITH RESPECT TO PLEDGED SECURITIES................20

         5.1      Liquidation of Pledged Securities...........................20

6.       REPRESENTATIONS AND WARRANTIES.......................................21

         6.1      Collateral..................................................21

         6.2      Due Organization............................................22

         6.3      Power and Authority; Binding Agreements.....................22

         6.4      No Violation................................................22

         6.5      No Consents.................................................22

         6.6      No Litigation...............................................23

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         6.7      Compliance with Laws........................................23

         6.8      No Material Adverse Change..................................23

         6.9      Solvency....................................................23

         6.10     Organization; Place of Business.............................23

         6.11     Full Disclosure.............................................23

         6.12     Sole Business...............................................23

         6.13     Investment Company Act......................................24

         6.14     Private Placement Memorandum................................24

         6.15     Pledged Securities..........................................24

         6.16     Subsidiaries................................................24

         6.17     Belcrest Realty Corporation.................................24

         6.18     Preferred Equity Interests..................................24

7.       AFFIRMATIVE COVENANTS................................................25

         7.1      Maintenance of Existence....................................25

         7.2      Compliance with Laws........................................25

         7.3      Payment of Taxes............................................25

         7.4      Books and Records...........................................25

         7.5      Audit Rights................................................25

         7.6      Maintenance of Collateral...................................25

         7.7      Notices.....................................................25

         7.8      Bankruptcy..................................................26

         7.9      Financial and Credit Information............................26

         7.10     Financial Statements........................................26

         7.11     Report; Compliance Certificate..............................27

         7.12     Liens.......................................................27

         7.13     Government Approval.........................................27

         7.14     Use of Proceeds.............................................27

         7.15     Valuation Covenants.........................................27

         7.16     Formation of Additional Subsidiaries........................28

8.       NEGATIVE COVENANTS OF THE BORROWER...................................28

         8.1      No Indebtedness.............................................28

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                                TABLE OF CONTENTS

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         8.2      No Liens....................................................29

         8.3      No Mergers, Etc.............................................29

         8.4      No New Business.............................................29

         8.5      No Trading..................................................29

         8.6      No Distributions............................................30

         8.7      No Amendments...............................................30

         8.8      Manager, Investment Adviser and Custodian...................30

         8.9      Limitation on Restriction on Subsidiary Dividends
                  and Other Distributions, etc................................30

9.       CONDITIONS PRECEDENT TO CLOSING......................................30

         9.1      Conditions Precedent to Initial Loan........................30

         9.2      Conditions Precedent to All Loans...........................32

10.      DEFAULTS; REMEDIES...................................................32

         10.1     Events of Default...........................................32

         10.2     Remedies....................................................34

11.      THE AGENT............................................................36

         11.1     Administration by Agent.....................................36

         11.2     Advances and Payments.......................................36

         11.3     Sharing of Setoffs and Cash Collateral......................37

         11.4     Notice to the Lenders.......................................37

         11.5     Liability of Agent..........................................37

         11.6     Reimbursement and Indemnification...........................38

         11.7     Rights of Agent.............................................39

         11.8     Independent Investigation by Lenders........................39

         11.9     Agreement of Required Lenders...............................39

         11.10    Notice of Transfer..........................................39

         11.11    Successor Agent.............................................39

12.      MISCELLANEOUS........................................................40

         12.1     Expenses....................................................40

         12.2     Cost of Collection..........................................40

         12.3     Indemnities.................................................40

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         12.4     Delay in Enforcement; No Waiver.............................41

         12.5     Statements and Notices......................................42

         12.6     Waivers.....................................................42

         12.7     Non-Recourse................................................42

         12.8     Further Assurances..........................................42

         12.9     Successors and Assigns; Loan Sales; Participations..........43

         12.10    GOVERNING LAW AND JURISDICTION..............................43

         12.11    Effectiveness...............................................45

         12.12    WAIVER OF JURY TRIAL........................................45

         12.13    Amendments..................................................45
         12.14    Headings....................................................46

         12.15    Severability................................................46

         12.16    Entire Agreement............................................46

         12.17    Execution in Counterparts...................................46

         12.18    Confidentiality.............................................46

         12.19    Survival....................................................46


EXHIBITS

Exhibit A       Form of Note
Exhibit B       Form of Report
Exhibit C       Opinion of Counsel
Exhibit D       Form of Borrowing Notice
Exhibit E       Form of Compliance Certificate
Exhibit F       Form of Account Control Agreement
Exhibit G       Form of Intercreditor Agreement
Exhibit H       Form of Amendment to Swap Agreement

SCHEDULES

Schedule 1.1    Schedule of Commitments

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                           LOAN AND SECURITY AGREEMENT

     LOAN AND SECURITY AGREEMENT dated as of July 15, 2003 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Agreement"), by and among Belcrest Capital Fund LLC, a Massachusetts limited liability company (the "Borrower"), the Lenders referred to herein, Merrill Lynch Mortgage Capital, Inc., a Delaware corporation, as agent (the "Agent") and Merrill Lynch Capital Services, Inc., a Delaware corporation (the "Swap Provider"). This Agreement establishes the terms and conditions that will govern the Loans from the Lenders to the Borrower.

                                    RECITALS

     All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

     The Borrower has requested the Lenders to make available to the Borrower a revolving credit facility in the aggregate amount of $138,000,000 or such lesser amount as indicated herein, including a Letter of Credit sub-facility not to exceed the amount of $10,000,000. The Borrower wishes to pledge the Collateral to the Agent for the benefit of the Lenders as security for the Loans and to the Swap Provider as security for Borrower's obligations under the Swap Agreement.

     The Borrower is entering into the Term Loan Agreement (as hereinafter defined) concurrently herewith.

     The Obligations are to be secured by a pledge by the Borrower of the Collateral (as hereinafter defined), including securities owned by the Borrower and held in the Securities Account (as hereinafter defined) established and maintained with Investors Bank & Trust Company.

     Subject to the terms and conditions set forth herein, the Agent is willing to act as agent for the Lenders, and each Lender is willing to make Loans to the Borrower in amounts in the aggregate at any one time outstanding not in excess of its Commitment hereunder, all as set forth on the Schedule of Commitments attached hereto as Schedule 1.1.

     Accordingly, the parties hereto hereby agree as follows:

1. DEFINITIONS

     For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:


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     "1934 Act" shall have the meaning given to such term in Section 5.1(f).

     "Acceptable Securities" shall have the meaning set forth in the Private Placement Memorandum.

     "Account Control Agreement" shall mean the Account Control Agreement among the Borrower, the Agent, the Term Lender, the Investment Manager, the Swap Provider and the Custodian of even date herewith, substantially in the form of Exhibit F hereto.

     "Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" shall mean Merrill Lynch Mortgage Capital, Inc., in its capacity as agent for the Lenders hereunder or such successor Agent as may be appointed pursuant to Section 11.11 of this Agreement.

     "Alternate Rate" shall mean a floating rate of interest equal to the Federal Funds Effective Rate plus 0.75% per annum. The Alternate Rate shall change when and as the Federal Funds Effective Rate changes. A written statement delivered to the Borrower by the Agent of the Alternate Rate shall be conclusive evidence of such rate.

     "Amendment to Swap Agreement" shall mean the Amendment to the Swap Agreement, substantially in the form of Exhibit H hereto, among the Borrower and the Swap Provider.

     "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein, the Federal Republic of Germany or of any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     "Belvedere Capital" shall mean Belvedere Capital Fund Company LLC.

     "Borrowing" shall mean a group of Loans initially made by the Lenders (or continued into a subsequent Interest Period) on the same day and having the same Interest Period.

     "Borrowing Date" shall have the meaning given to such term in Section 2.3.

     "Borrowing  Notice"  shall have the  meaning  given to such term in Section
2.3.

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     "BRC" shall mean Belcrest Realty Corporation, a Delaware corporation.

     "Business Day" means a day (other than a Saturday or Sunday) on which deposits in Dollars and any other relevant currency may be dealt in on the London Interbank Market and banks are open in London and New York City.

     "Cash Equivalents" shall mean (i) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with, any Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition or (iv) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

     "Closing Date" shall mean the date on which (i) the Agent shall have received counterparts of this Agreement executed by the Borrower, each of the Lenders and the Swap Provider and (ii) all conditions precedent to the making of the Loans as set forth in Article 9 have been satisfied or waived.

     "Collateral" shall mean all personal property of the Borrower, tangible and intangible, wherever located or situated and whether now owned or hereafter acquired or created, including without limitation, all goods, accounts, documents, instruments, chattel paper, cash, bank accounts, inventory, contract rights, general intangibles, equipment, securities entitlements and securities (including, but not limited to the Pledged Securities) and financial assets and any proceeds thereof or income therefrom, specifically including, but not limited to:

     (a) the Securities Account and all stocks, bonds, financial assets or other securities (whether certificated or uncertificated) or property now or hereafter in the Securities Account and all security entitlements in respect thereof;

     (b) all credit balances, accounts, contract rights, general intangibles, instruments, documents, money, certificates of deposit and all other property of whatever kind or description now or hereafter in the Securities Account;

     (c) all rights to any securities described in confirmations and other reports delivered by Custodian to the Borrower or either Secured Party in connection with the Securities Account, which securities are deemed to be in the Securities Account for purposes of this Agreement;

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     (d) all dividends,  interest and proceeds of any of the property  described in clauses (a), (b) or (c) above, including without limitation, proceeds of such proceeds;

     (e) all its right, title and interest in and to all monies, debts, claims, securities and other property deposited with or owed or owing to the Borrower by any member of the Merrill Lynch Group; and

     (f) all its rights, title and interest in and to bullion, precious metals or other trades made on behalf of the Borrower (directly or indirectly);

provided, however, that assets encumbered by a lien to a person other than the Secured Parties (or any secured party under the Term Loan Agreement) not otherwise prohibited by Section 8.2 of this Agreement shall be excluded from this definition of Collateral for such period as the underlying obligation which is secured by such lien exists; and provided further, that the term Collateral as used herein shall not include any preferred stock of BRC issued from time to time which are temporarily held by the Borrower pending donation to one or more charitable organizations as contemplated by the Private Placement Memorandum.

     "Commitment" shall mean (i) the commitment of each Lender to make Loans to the Borrower on the terms and subject to the conditions set forth herein up to an aggregate principal amount, at any one time outstanding, not in excess of the amount set forth opposite its name in the Schedule of Commitments appearing on
Schedule 1.1 hereto, as such amount may be reduced from time to time in accordance with the terms of this Agreement and, included therein, (ii) the commitment of the Agent to cause the issuance of Letters of Credit up to $10,000,000 face amount, at any one time outstanding.

     "Commitment Fee" shall have the meaning given to such term in Section 2.10.

     "Commitment Termination Date" shall mean June 25, 2010, or such earlier date on which (i) the Loans shall become due in accordance with Section 10.2 or
(ii) the Borrower terminates the Commitment pursuant to Section 2.11.

     "Compliance  Certificate"  shall  have the  meaning  given to such  term in
Section 2.3.

     "Custodian" shall mean Investors Bank & Trust Company.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Dollars" or "$" shall mean the lawful currency of the United States of America.

     "Event of  Default"  shall have the  meaning  given to such term in Section
10.1.

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     "Excluded  Real  Estate  Investment"  shall  mean any  direct  or  indirect investment in real property of any type made by the Borrower, BRC or any of their subsidiaries, other than Preferred Equity Interests.

     "Existing Credit Agreement" shall mean the Loan and Security Agreement, dated as of November 24, 1998 among Merrill Lynch International Bank Limited, the Borrower and the Swap Provider.

     "Federal Funds Effective Rate" shall mean for any day, the rate per annum (expressed as a decimal) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published, the Federal Funds Effective Rate for such day shall be such rate of interest as the Agent, using any reasonable method, shall determine.

     "Fundamental Documents" shall mean this Agreement, the Notes, the Account Control Agreement, the Swap Agreement and any other ancillary documentation which is required to be or is otherwise executed by the Borrower and delivered to the Agent or the Swap Provider in connection with this Agreement or any other Fundamental Document.

     "GAAP" shall mean United States generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases or other authoritative pronouncements).

     "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

     "Indebtedness" of any Person means (a) any liability of such Person (i) for borrowed money, or under any reimbursement obligation related to a letter of credit or bond or performance bond facility, or (ii) evidenced by a bond, note, debenture or other evidence of indebtedness (including a purchase money obligation) representing extensions of credit or issued in connection with the acquisition of any business, property, service or asset of any kind (other than trade accounts payable and securities transaction settlements in the ordinary course of business) (iii) under swap, cap or other interest rate or foreign currency hedging agreements and options, financial future contracts and options on financial futures contracts or (iv) under margin accounts or other securities transactions conducted by the Borrower on margin or (v) with respect to a capital lease; (b) any liability of others either for any lease, dividend or letter of credit or for any obligation described in the preceding clause (a) that (i) the Person has guaranteed or that is otherwise its legal liability (whether contingent or otherwise or direct or indirect, but excluding

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endorsements of negotiable instruments for deposit or collection in the ordinary course of business) or (ii) is secured by any Lien, charge, easement, mortgage, pledge, security interest or other encumbrance or any restriction or limitation of any kind on any property or asset owned or held by that Person, regardless of whether the obligation secured thereby shall have been assumed by or is a
personal   liability  of  that  Person  and  (c)  any   amendment,   supplement,
modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

     "Intercreditor Agreement" shall mean an Intercreditor Agreement among the Borrower, the Agent, the Term Lender, the Investment Manager and the Swap
Provider, substantially in the form of Exhibit G hereto or such other form as may be acceptable to the Agent and all Lenders.

     "Interest Payment Date" shall mean the 25th day of each month or if such 25th day is not a Business Day, the first Business Day immediately following, commencing July 25, 2003.

     "Interest Period" shall mean a period of approximately one month which begins on an Interest Payment Date and ends on the next succeeding Interest Payment Date, except that the first Interest Period shall begin on the Closing Date and end on the first Interest Payment Date.

     "Interest Rate" shall mean a rate per annum of LIBOR, reset for each Interest Period, plus 0.38%.

     "Investment   Advisor"  shall  mean  Boston  Management  and  Research,   a
subsidiary of Eaton Vance Management.

     "Investment Advisory Agreement" shall mean the agreement dated as of November 18, 1998 between the Borrower and the Investment Advisor.

     "Investment Manager" shall mean Wells Fargo Bank Minnesota, National Association, in its capacity as investment manager for the Term Lender or such successor Investment Manager as may be appointed by the Term Lender.

     "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of a Loan hereunder.

     "Letter of Credit" shall mean a letter of credit caused to be issued by the Agent pursuant to Section 2.13 hereof.

     "Lender" and "Lenders" shall mean the financial institutions whose names appear on the signature page of this Agreement and any assignee of a Lender pursuant to Section 12.9.

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     "LIBOR"  shall mean,  for each  Interest  Period,  the rate of interest per annum that is the U.S. Dollar London Interbank Offered Rate for one month periods as published on page BBAM by Bloomberg L.P. as of 11:00 a.m., London time two Business Days before the first day of such Interest Period. If such interest rate is not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for one month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" two Business Days before the first day of such Interest Period.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance (excluding restrictions on the transfer of securities arising under Federal or state securities laws or by reason of contract), lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Liquidation" shall have the meaning given to such term in Section 5.1(c).

     "Loan" or "Loans" shall mean individually or collectively, as the context so requires, the loans made by the Lenders to the Borrower under this Agreement.

     "Manager" shall mean Eaton Vance Management.

     "Maturity Date" shall mean June 25, 2010, or such earlier date on which the Loans shall become due in accordance with Section 10.2.

     "Maximum Loan Amount" shall mean $138,000,000.

     "Merrill Lynch Group" shall mean Merrill Lynch & Co., Inc. ("MLC"), together with any company (whether now existing or hereafter formed) of which MLC is or becomes a Subsidiary and all companies (whether now existing or hereinafter formed or acquired) including, but not limited to, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any partnership, association, firm or other organization (whether now existing or hereafter formed or acquired) during the period it is directly or indirectly owned or controlled by MLC and/or any such company and/or one or more of their Subsidiaries.

     "Note" shall have the meaning given to such term in Section 2.2.

     "Obligations" shall mean the obligations of the Borrower to make due and punctual payment of principal and interest on the Loans, any reimbursement obligations in respect of Letters of Credit, the Commitment Fee and all other monetary obligations of the Borrower owed to the Agent, any Lender or the Swap Provider under this Agreement, the Notes, the Swap Agreement or any other Fundamental Document.

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     "Operating  Agreement"  shall  mean  the  Amended  and  Restated  Operating
Agreement of the Borrower dated as of November 24, 1998, as amended by the First Amendment dated as of September 1, 1999.

     "Overflow Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate outstanding principal balance of the Loans, plus accrued and unpaid interest on the Loans, plus the then current L/C Exposure.

     "Percentage" shall mean, with respect to any Lender, a percentage equal to the ratio obtained by dividing the applicable Commitment of such Lender by the applicable aggregate Commitments of the Lenders.

     "Person"  shall  include  any  individual,   company,  corporation,   firm,
partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality).

     "Pledged Securities" shall mean all securities and security entitlements held in the Securities Account, including but not limited to all Qualifying Assets and Acceptable Securities, and all shares of Belvedere Capital and BRC owned by the Borrower.

     "Portfolio" shall mean the Tax-Managed Growth Portfolio, an open-end management investment company.

     "Preferred Equity Interests" shall mean income-producing, preferred equity interests issued by real estate operating partnerships or limited liability companies that are affiliated with publicly traded real estate investment trusts.

     "Private  Placement   Memorandum"  shall  mean  the  Confidential   Private
Placement Memorandum of the Borrower dated August 14, 1998 and any supplements thereto.

     "Qualifying Assets" shall mean any assets, including but not limited to Preferred Equity Interests and Excluded Real Estate Investments acquired by the Borrower or BRC or other subsidiaries in order for the exchange of Acceptable Securities for shares of the Borrower to be non-taxable.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System of the United States of America, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Report" shall have the meaning given to such term in Section 7.11.

     "Required Amount" shall mean an amount equal to the "Net Market Quotation" (as hereinafter defined), if such amount is positive; provided, however, that
(A) if and for so long as the principal amount of the Loans outstanding shall be less than the greater of (i) $25,000,000 and (ii) 15% of the notional amount of all Transactions under the Swap Agreement or (B) if the Commitment shall be terminated, then the Required Amount shall mean an amount equal to the sum of

(x) 3.7% of the notional amount of the Transactions under the Swap Agreement and
(y) if positive, the amount of the Net Market Quotation. The "Net Market Quotation" is the sum of all Market Quotations (both positive and negative) for all Transactions under the Swap Agreement; provided, that the Swap Provider need not obtain quotations from Reference Market-Makers, but shall determine the Market Quotation on the basis of their customary methods of valuation using mid-market swap rates and a zero coupon yield curve for the purpose of discounting to the present value. A positive Market Quotation shall mean that the Swap Provider is exposed to the Borrower, a negative Market Quotation shall mean the Borrower is exposed to the Swap Provider. Terms used in this definition and not otherwise defined in this Agreement shall have the meaning ascribed to them in the Swap Agreement.

     "Required  Lenders"  shall mean (i) the Swap  Provider,  (ii) the Agent and
(iii) the Lenders (including the Agent) holding a majority of the aggregate principal amount of Loans then outstanding, or if no Loans are then outstanding, Lenders (including the Agent) holding a majority of the Commitments.

     "Secured Parties" shall mean the Agent, for the benefit of the Lenders referred to herein, and the Swap Provider.

     "Securities Account" shall mean the securities account, number 4931, established with the Custodian which shall be known as the "Belcrest Capital Fund LLC-Collateral Account for DrKW Holdings, Inc., Merrill Lynch Mortgage Capital, Inc. and Merrill Lynch Capital Services, Inc." or such other title acceptable to the Agent to reflect its interest therein. The Borrower agrees, as a condition to the Lenders' obligation to make Loans to place the Pledged Securities in the Securities Account, subject to the terms and provisions of the Account Control Agreement.

     "Security  Interest"  shall have the meaning  given to such term in Section
4.1.

     "Shareholder" shall have the meaning given to such term in the Private Placement Memorandum.

     "Shares" shall have the meaning given to such term in the Private Placement Memorandum.

     "Swap Agreement" shall mean the ISDA Master Agreement dated as of November 24, 1998, including the schedule and all exhibits thereto, and any "Transactions" and "confirmations" thereunder which shall supplement, form a part of and be subject to the ISDA Master Agreement, all as they may be amended, supplemented or otherwise modified from time to time, by and between Merrill Lynch Capital Services, Inc. and the Borrower.

     "Swap Provider" shall mean Merrill Lynch Capital Services, Inc.

     "Term Lender" shall mean DrKW Holdings, Inc., in its capacity as lender under the Term Loan Agreement.

     "Term Loan Agreement" shall mean the Loan and Security Agreement dated as of July 15, 2003 by and between the Term Lender and the Borrower.

     "Value" shall mean, at any time and with respect to any Collateral, the value of such Collateral (expressed in Dollars) determined by the Borrower for use in its financial reports using the methodology described in the Private Placement Memorandum.

2. THE LOAN

     2.1 Loans.

     (a) Each Lender severally but not jointly agrees, on the terms and conditions set forth herein, from and including the date hereof through and including the Commitment Termination Date to make Loans to the Borrower from time to time in an amount not to exceed its Commitment less the principal amount of any outstanding Loans; provided, however, that (i) the minimum amount of any Borrowing shall be $500,000 (or such lesser amount as shall equal the available portion of the Commitment) or such greater amount which is a multiple of $100,000 and (ii) the aggregate outstanding principal amount of all Loans and L/C Exposure shall not at any time exceed the Maximum Loan Amount.

     (b) Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Loans at any time prior to the Commitment Termination Date.

     (c) Each Loan requested hereunder on any date shall be made by each Lender in accordance with its respective Percentage, except as otherwise indicated on the Schedule of Commitments attached as Schedule 1.1 hereto.

     2.2 Note.

     (a) The Loans made by each Lender shall be evidenced by a single promissory note substantially in the form of Exhibit A hereto (each a "Note" and collectively the "Notes"), in the face amount of such Lender's Commitment, payable to the order of such Lender, duly executed by the Borrower and dated the date hereof.

     (b) Each Note shall bear interest on the outstanding principal balance thereof as set forth in Section 2.4 hereof. Each Lender and the Agent on its behalf is hereby authorized by the Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Notes.

     2.3 Borrowing Notice.

     (a) The Borrower shall give the Agent notice (substantially in the form of Exhibit D hereto or in such other form as may be mutually agreed upon by the Borrower and the Agent (a "Borrowing Notice")) not later than 11:00 a.m. (New York City time) at least two Business Days before the proposed borrowing date (the "Borrowing Date") of any Borrowing specifying (i) the Borrowing Date of such Borrowing which shall be a Business Day and (ii) the principal amount of such Borrowing, and certifying the matters contained in Section 9.2 hereof. Such notice shall be irrevocable to the extent that the Lenders or the Agent have relied on the notice to their own detriment or incurred costs and expenses in connection therewith; provided that the Borrower may revoke such notice, in any case, if the Borrower fully reimburses the Lenders and the Agent for any reasonable costs and expenses associated with their reliance on such notice. In addition to such notice, the Borrower shall deliver a Compliance Certificate substantially in the form of Exhibit E hereto or in such other form as may be mutually agreed upon by the Borrower and the Agent (a "Compliance Certificate") to the Agent.

     (b) The Agent shall promptly notify each Lender of its share of each Borrowing under this Section 2.3, the date of such Borrowing and the Interest Period applicable thereto. On the Borrowing Date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent no later than 1:00 p.m. New York City time in Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund each Borrowing hereunder, the Agent shall disburse such funds via Federal Funds wire transfer to the Borrower's account at the Custodian, ABA No. 011-001-438, Account No. 5821-5013 Control Wire, Re: Belcrest Capital Fund LLC - 4931, or to such other account as to which the Borrower shall instruct the Agent in writing.

     2.4 Interest.

     (a) Interest shall accrue on the unpaid principal amount of each Loan at the Interest Rate from and including the date of the Loan to but excluding the date of any principal payment whether upon acceleration or otherwise. Interest accrued on each Loan shall be payable on each applicable Interest Payment Date and on any day on which Loans are repaid whether due to acceleration or otherwise. Notwithstanding anything in this Agreement to the contrary, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum interest rate permitted by Applicable Law. All interest shall accrue daily and shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     (b) Until the Maturity Date, the Borrower may elect from time to time to renew the Interest Period for all or part of an outstanding Loan by requesting such renewal from the Agent, which request must be received not later than 11:00 a.m. (New York city time) three Business Days prior to the last day of the Interest Period for such Loan and shall specify (i) the renewal date for such Loan (which shall be the last day of the Interest Period for such Loan) and (ii) the aggregate amount of the Loans to be renewed as part of the same Borrowing

(which shall not be less than $500,000 and integral multiples of $100,000 in excess thereof). All requests made under this Section 2.4(b) shall be irrevocable. If the Borrower shall fail to request the renewal of any Interest Period for any Loan by the required time, the Interest Period for such Loan shall be renewed after the last day of the Interest Period for such Loan for a successive Interest Period having the same duration as the Interest Period in effect as of the date the renewal request should have been received and interest shall accrue and be payable on such Loan at the Interest Rate determined by the Agent for such Interest Periods for amounts comparable to the unpaid balance of such Loan, subject to the provisions of this Agreement.

     2.5 Alternate Rate of Interest. If the Agent reasonably determines that for any reason deposits in Dollars are not offered to any Lender by leading banks in the London Interbank Market in an amount comparable to a proposed Loan or an unpaid advance for which renewal of the Interest Period has been requested and for a period equal to the requested Interest Period for such Loan, the Agent shall so notify the Borrower and, until the circumstances giving rise to such notice no longer exist, interest shall accrue and be payable on such Loan at the Alternate Rate, subject to the terms and conditions of this Agreement.

     2.6 Default Interest. So long as an Event of Default shall have occurred and be continuing (after as well as before judgment), the Borrower shall pay interest on the unpaid principal amount of all Loans and on any interest, fees and other amounts payable hereunder, at the times specified in Section 2.4 hereof and on demand at a rate per annum equal (i) in the case of the principal amount of Loans, the Interest Rate then applicable to such Loans plus 2% per annum and (ii) in the case of such other amounts, an amount equal to the Alternate Rate plus 2% per annum.

     2.7 Repayment and Termination. The Borrower shall repay the outstanding principal amount of all Loans on the Maturity Date.

     2.8 Optional Prepayments. Subject to Section 12.3, the Borrower may at any time and from time to time, upon two Business Days' prior written notice to the Agent, pay the outstanding principal amount of the Loans, in whole or in part, without prepayment penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid, provided that each partial principal repayment shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and in the date stated therein.

     2.9 Manner of Payments. All payments by the Borrower hereunder and under the Notes shall be made by the Borrower on the date when due without offset or counterclaim in Dollars in federal or other immediately available funds by wire transfer to the account of Merrill Lynch Mortgage Capital, Inc. at Bankers Trust, ABA No. 021001033, Account No. 0081294, Attn: MLMCI, or in accordance with any other wire transfer instructions provided by the Agent to the Borrower from time to time. Any such payment received after 11:00 a.m. New York City time on any Business Day shall be deemed received on the following Business Day.

     2.10 Commitment Fee and Other Fees. The Borrower agrees to pay in arrears to the Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of September 2003), prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the "Commitment Fee") of 1/10 of 1% per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, on the average daily amount by which such Lender's Commitment, as such Commitment may be reduced in accordance with the provisions of this Agreement, exceeds the sum of the principal balance of such Lender's outstanding Loans, and/or such Lender's then current L/C Exposure during the preceding period or quarter. Such Commitment Fee shall commence to accrue on and including the date on which this Agreement is fully executed and shall cease to accrue on and excluding the Commitment Termination Date.

     2.11 Reduction or Termination of Commitment.

     (a) The Borrower shall have the right, upon at least five (5) Business Days' prior written notice to the Agent, to reduce permanently the Commitments in whole at any time, or in part from time to time, to an amount not less than the aggregate principal balance of the Loans then outstanding (after giving effect to any contemporaneous prepayment thereof in accordance with Section 2.8) in the case of the Commitments to make Loans, and the then current L/C Exposure in the case of Commitments to issue Letters of Credit, in either case, without premium or penalty and provided that each partial reduction of the Commitments shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple thereof. Any partial reduction of the Commitments shall be made among the Lenders in accordance with their respective pro rata share of the Commitments of the applicable type, except as otherwise set forth on the Schedule of Commitments attached as Schedule 1.1 hereto.

     (b) Simultaneously with each such termination or reduction of the Commitments, the Borrower shall pay to the Agent for the benefit of each Lender all accrued and unpaid Commitment Fees on the amount of the Commitment so terminated or reduced through the date of such termination or reduction.

     2.12 Change in Circumstances.

     (a) In the event that after the date hereof any change in Applicable Law or in the official interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

          (i) subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Loan for which the Interest Rate is based upon LIBOR (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender is incorporated, or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

          (ii) change the basis of taxation of any payment to any Lender of principal or any interest on any Loan for which the Interest Rate is based upon LIBOR (except as limited in clause (i) above); or

          (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of any Lender with respect to any Loan for which the interest rate is based upon LIBOR; or

          (iv) impose upon any Lender or the London Interbank Market any other condition with respect to any Loans for which the interest rate is based upon LIBOR or this Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Loan hereunder, or to require such Lender to make any payment in connection with any Loan hereunder, in each case by or in an amount which such Lender in its sole and reasonable judgment shall deem material, then and in each case the Borrower shall pay to the Agent for the account of such Lender, as provided in paragraph (b) below, such amounts as shall be reasonably necessary to compensate such Lender for such cost, reduction or payment.

     (b) Each Lender shall deliver to the Borrower and the Agent from time to time, one or more certificates setting forth the amounts due to such Lender under paragraph (a) above, the changes as a result of which such amounts are due, the manner of computing such amounts and the manner of computing the amounts allocable to Loans hereunder pursuant to paragraph (a) above. Each such certificate shall be conclusive in the absence of demonstrable error. The Borrower shall pay to the Agent for the account of each such Lender the amounts shown as due on any such certificate within 10 Business Days after its receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

     2.13 Letters of Credit.

     (a) (i) Upon the terms and subject to the conditions hereof and of Applicable Law, the Agent agrees, upon the request of the Borrower, to cause Letters of Credit payable in Dollars to be issued from time to time at and after the Closing Date and prior to the Commitment Termination Date (and to cause Letters of Credit previously issued hereunder to be extended); provided, however, that (A) the Borrower shall not request, and the Agent shall not cause to be issued, any Letter of Credit if, after giving effect thereto, (x) the then current L/C Exposure would exceed the aggregate Commitments to issue Letters of Credit then in effect or (y) the aggregate outstanding principal amount of all Loans and L/C Exposure would exceed the Maximum Loan Amount and (B) the Borrower shall not request, and the Agent shall not cause to be issued or extend, any Letter of Credit having an expiration date (x) later than the tenth day prior to the Commitment Termination Date or (y) more than one year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide that such Letter of Credit is renewable for successive periods of one year or less unless the Agent shall have delivered a notice of non-renewal to the beneficiary of such Letter of Credit.

          (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the issuer thereof a participation in such Letter of Credit in accordance with such Lender's Percentage.

          (iii) Each Letter of Credit may, at the option of the Agent, provide that the issuer thereof may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence or continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Agent shall cause the funds in question to be deposited in a segregated account with the Agent to secure payment to the beneficiary, and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Agent (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Agent as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the issuer of the related Letter of Credit.

     (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Agent a written notice no later than 2:00 p.m. (New York City time) at least three (3) Business Days prior to the proposed date of issuance. That notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and, upon request of the Agent, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall provide a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the issuer thereof to make payment under the Letter of Credit; provided, however, that the Agent, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary.

     (c) The acceptance and payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as adopted or amended from time to time. The issuer of a Letter of Credit shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the issuer in good faith to be genuine. The issuer of a Letter of Credit shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

     (d) If the issuer of any Letter of Credit shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default or Event of Default or acceleration has occurred), the Agent shall give notice of such payment to the Lenders and each Lender hereby authorizes and requests the Agent to advance for its account pursuant to the terms hereof its share of such payment based upon its Percentage participation in the Letter of Credit and agrees promptly to reimburse the Agent in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which the issuer shall have made payment on any such draft, such Lender shall pay interest thereof to the Agent at a rate per annum equal to the Agent's cost of obtaining overnight funds in the New York Federal Funds Market.

     (e) The Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Commitment Termination Date, then payment by the issuer of such draft shall constitute a Loan hereunder and interest shall accrue from the date such issuer makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Commitment Termination Date or at a time when an Event of Default or Default shall have occurred and then be continuing, then the Borrower shall immediately pay to the Agent, in immediately available funds, the full amount of such draft together with interest thereon at a rate per annum of 2% in excess of the Alternate Rate from the date on which the issuer of the relevant Letter of Credit makes such payment of such draft until the date it receives full reimbursement for such payment from the Borrower. The Borrower further agrees that the Agent may reimburse itself or the issuer for such drawing from the balance in any other account of the Borrower maintained with the Agent or any of its Affiliates.

     (f) The Agent agrees to notify the Borrower if payment on any draft is made by the issuer of any Letter of Credit hereunder; provided, however, that an inadvertent failure by the Agent to so notify the Borrower shall not be a breach by the Agent of such obligation.

     (g) The Borrower agrees to pay to the Agent or directly to the issuer of any Letter of Credit issued hereunder with respect to any such Letters of Credit any and all charges imposed by any issuing, confirming or advising bank.

     (h) If by reason of (i) any change in Applicable Law after the Closing Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or (ii) compliance by the Agent or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the Closing Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the Closing Date and any modifications to Regulation D occurring after the Closing Date:

          (A) the Agent or any Lender shall be subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, fee, charge, deduction or withholding (1) that is measured with respect to the overall net income of the Agent or such Lender , and that is imposed by the United States of America, or by the jurisdiction in which the Agent or such Lender is incorporated, or the Agent or such Lender has its principal office or a presence which is not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Agent or such Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Agent or such Lender may properly make the declaration or claim or so establish non-residence or otherwise comply), or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.13, whether directly or by such being imposed on or suffered by the Agent or such Lender;

          (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit or any participation therein shall be changed;

          (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit caused to be issued by the Agent; or

          (D) there shall be imposed on the Agent, any Lender or any issuer of a Letter of Credit any other condition regarding this Section 2.13, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Agent, any Lender or the issuer of any Letter of Credit of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Agent, any Lender or any such issuer, then and in any such case the Agent may, at any time, notify the Borrower, and the Borrower shall promptly pay the Agent upon its demand such amounts as the Agent may specify to be necessary to compensate for such additional cost or reduced receipt. The determination by the Agent, any Lender or any such issuer of any amount due pursuant to this Section
2.13 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of demonstrable error, be final, conclusive and binding on all of the parties hereto.

     (i) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Agent may require the Borrower to deliver to it Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Agent. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Agent for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Maturity Date, (i) no Default or Event of Default is then continuing, then the Agent shall return all of such collateral relating to such deposit to the Borrower if requested by it or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the Cash Equivalents delivered to the Agent hereunder shall exceed the then current L/C Exposure, then such excess shall first be applied to pay any Obligations then due under this Agreement and the remainder shall be returned to the Borrower.

     (j) Notwithstanding the termination of the Commitments and the repayment of the Loans, the obligations of the Borrower under this Section 2.13 shall remain in full force and effect until the issuers of all Letters of Credit shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

3. ESTABLISHMENT OF SECURITIES ACCOUNT; PLEDGE OF COLLATERAL

     3.1 Establishment of the Securities Account. The Borrower shall establish with the Custodian the Securities Account. The Borrower agrees at all times to maintain the Pledged Securities in the Securities Account, until the Borrower has satisfied all of the Obligations in full.

     3.2 Other Account Provisions. The Borrower acknowledges that the Securities Account shall be subject to the terms and conditions of the Account Control Agreement.

4. PLEDGE AND SECURITY AGREEMENT

     4.1 Grant of Security Interest.

     (a) As security for the Obligations, the Borrower hereby assigns, pledges, grants and conveys to the Secured Parties, a continuing first priority lien and security interest (the "Security Interest") in the Collateral, except to the extent provided for herein and in the Intercreditor Agreement, which security interest replaces, continues and supercedes the security interest previously granted to the Swap Provider pursuant to the Existing Credit Agreement.

     (b) The Borrower will take all action which either Secured Party requests and which is reasonably necessary to assure that each of the Secured Parties has a continuing perfected first priority Security Interest in the Collateral while this Agreement is in effect, except to the extent provided for herein and in the Intercreditor Agreement. Upon the request of either Secured Party, the Borrower will promptly execute and deliver to such Secured Party financing statements conforming to the Uniform Commercial Code in effect in the Commonwealth of Massachusetts, the State of Delaware and any other state or jurisdiction deemed appropriate by such Secured Party and such other documents as may be required in order to perfect the Security Interest, all in a form such Secured Party deems to be acceptable. Upon the request of such Secured Party, the Borrower also agrees to promptly execute and deliver continuation statements conforming to the Uniform Commercial Code in effect in the Commonwealth of Massachusetts, the State of Delaware and any other state or jurisdiction deemed appropriate by such Secured Party and in a form such Secured Party deems to be acceptable. If the Borrower fails to promptly deliver to such Secured Party financing statements or continuation statements required by such Secured Party, such Secured Party may, to the extent permitted by law and without limiting its other rights under this Agreement and the Notes, execute and file in the Borrower's name, as the Borrower's attorney-in-fact, such documents.

     (c) If the jurisdiction of the Borrower's organization or the location of the Borrower's principal executive office changes, the Borrower will promptly notify both Secured Parties in writing to that effect and will execute and deliver to the Secured Parties any additional financing statements or similar documentation the Secured Parties may reasonably request to assure the continued effectiveness of the Security Interest. Once both the Secured Parties agree that the Borrower has fully and indefeasibly performed the Obligations and the L/C Exposure has been reduced to zero, the Security Interest in any Collateral will be terminated, any such Collateral will be returned to the Borrower and the Secured Parties will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence such termination.

5. SPECIAL AGREEMENTS WITH RESPECT TO PLEDGED SECURITIES

     On a continuing basis, the Borrower covenants with the Secured Parties that:

     5.1 Liquidation of Pledged Securities.

     (a) Subject to the Account Control Agreement, the Borrower may direct the Custodian to release from the Securities Account and pay to the Secured Party proceeds of the Pledged Securities sufficient to provide for payment then due on the Loan (whether principal or interest) or any other amounts hereunder. Nothing in this section shall affect the Secured Party's rights to direct the application of the Collateral to the payment of amounts due on the Loan upon acceleration thereof. Upon the release of any Collateral from the Securities Account to the Secured Party in accordance with the terms of this section, the security interest evidenced by this Agreement in such released Collateral will automatically terminate and be of no further force and effect.

     (b) If an Event of Default has occurred and is continuing, either of the Secured Parties shall be entitled to take market action against any securities held in the Securities Account in accordance with this Agreement, and where appropriate, either of the Secured Parties may execute and file the requisite number of S.E.C. Forms 144 on behalf of the Borrower.

     (c) In the event that upon the occurrence and continuation of an Event of Default, a Secured Party sells, assigns and delivers or otherwise transfers any of the Pledged Securities under this Agreement (a "Liquidation"), the Borrower will cooperate with such Secured Party in taking any and all action that such Secured Party deems necessary or appropriate to effect or facilitate such Liquidation. The Borrower agrees that upon the occurrence and continuation of an Event of Default, a Secured Party may, in its sole and absolute discretion, sell, or instruct the Custodian to sell, all or any part of the Pledged Securities at private sale in such manner and under such circumstances as such Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted, provided, however, that, without prejudice to the foregoing, to the extent notice of any such sale shall be required by law, the Borrower agrees that at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely free from any claim, encumbrance or right of any kind whatsoever created by or through the Borrower. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Secured Party may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

     (d) Without limiting the foregoing, a Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to distribution or resale thereof. In the event that any of the Pledged Securities are sold at private sale, the Borrower agrees that if the Pledged Securities are sold for a price which such Secured Party in good faith believed to be reasonable, then (a) the sale will be deemed to be commercially reasonable in all respects and (b) the Secured Parties will not incur any liability or responsibility to the Borrower in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.

     (e) Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of the Loan (and any accrued interest thereon) shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

     (f) The Borrower understands and acknowledges that it or its Shareholders may incur monetary liability to the issuer of certain of the Pledged Securities under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in connection with a sale of such Pledged Securities, whether initiated by it or by the Agent under this Agreement. The Borrower acknowledges that any such liability is strictly personal to it and/or its Shareholders, and the Borrower agrees to indemnify and hold the Agent, the Lenders and the Swap Provider harmless from and against any and all losses, costs, liabilities or expenses arising out of or relating to a purchase or sale of any of the Pledged Securities under Section 16(b) of the 1934 Act at any time whatsoever.

6. REPRESENTATIONS AND WARRANTIES

     On the date hereof and on each Borrowing Date, the Borrower represents and warrants to the Agent, each Lender and the Swap Provider that:

     6.1 Collateral.

     (a) Except for (i) the Secured Parties' rights established under this Agreement, the Swap Agreement and the Account Control Agreement and (ii) the Term Lender's rights established under the Term Loan Agreement and the Account Control Agreement, the Borrower owns the Collateral (including without limitation the shares of common stock of BRC and the interests in Belvedere Capital owned by the Borrower) free of any interest or Lien in favor of any third party or any restriction on transfer, other than pursuant to the Operating Agreement.

     (b) The Security Interest is and shall remain a perfected and valid first priority Lien and security interest upon the Collateral.

     6.2 Due Organization. The Borrower is a limited liability company and BRC is a corporation, and each of them is duly organized and validly existing under the jurisdiction of its organization and has the power and authority to own its assets and to conduct the business which it conducts. Each of the Borrower and BRC is in good standing under the laws of the jurisdiction of its organization or formation and is duly qualified to do business in all jurisdictions in which the nature of its activities requires such qualification.

     6.3 Power and Authority; Binding Agreements. The Borrower has the full right, power and authority to make, execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance of the documents contemplated by this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Borrower. The Agreement and the Notes constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.4 No Violation. Neither the execution, delivery or performance by the Borrower of this Agreement and the related documents, the consummation of the transactions contemplated by this Agreement, nor compliance with the provisions of this Agreement will (i) violate any law, regulation, order, judgment or decree binding on the Borrower, (ii) violate or conflict with, as applicable, the Borrower's certificate of organization, Operating Agreement or other organizational or governing documents, (iii) conflict with, cause a breach of, constitute a default under, be cause for the acceleration of the maturity of, or create or result in the creation or imposition of any Lien, charge or encumbrance (other than in favor of the Agent) on any of the Borrower's property under, any agreement, notice, indenture, instrument or other undertaking to which the Borrower is a party.

     6.5 No Consents. No order, consent, license, authorization, recording or registration is required to authorize or is required in connection with the execution, delivery and performance by the Borrower or the legality, validity, binding effect or enforceability of this Agreement upon or against the Borrower, any documents executed by the Borrower in connection with this Agreement or any transactions contemplated by this Agreement other than (i) the filing of UCC-1 financing statements, (ii) the registration of the shares of Belvedere Capital and BRC in the name of the Custodian or the Custodian's nominee and (iii) the written consent of the manager of Belvedere Capital to the Borrower's pledge of its shares of Belvedere Capital.

     6.6 No Litigation. There are no actions, suits, litigation or investigations, pending or, threatened, against the Borrower that could (i) have a material adverse effect on the business, condition (financial or otherwise), or operations, properties or prospects of the Borrower or (ii) affect the Borrower's ability to enter into and perform its obligations under this Agreement or any of the transactions contemplated by this Agreement.

     6.7 Compliance with Laws. The operations of the Borrower are and have been in compliance in all material respects with all federal, state, local and foreign laws and regulations applicable to it, including, without limitation, tax, environmental and health and safety laws and regulations.

     6.8 No Material Adverse Change. Since March 31, 2003, there has been no material adverse change in the business, condition (financial or otherwise), obligations, operations, performance or properties of the Borrower.

     6.9 Solvency. After giving effect to the Loans, the Swap Agreement and the Borrower's Obligations, (i) the present fair value of the Borrower's assets exceeds the total amount of the Borrower's liabilities (including, without limitation, contingent liabilities), (ii) the Borrower has capital and assets sufficient to carry on its businesses, (iii) the Borrower is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and
(iv) the Borrower does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. The Borrower will not be rendered insolvent by the execution, delivery and performance of documents relating to this Agreement or by the consummation of the transactions contemplated under this Agreement.

     6.10 Organization; Place of Business. The Borrower was organized under the laws of the Commonwealth of Massachusetts, and the address of the principal executive office of the Borrower as indicated on the signature page hereto is correct.

     6.11 Full Disclosure. Neither this Agreement nor the Private Placement Memorandum nor any, agreement, document, certificate or statement furnished to the Agent, any Lender or the Swap Provider by the Borrower in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading.

     6.12 Sole Business. Neither of the Borrower and BRC is engaged in any business other than as described in the Private Placement Memorandum.

     6.13 Investment Company Act. The Borrower is not an investment company required to be registered under the Investment Company Act of 1940, as amended.

     6.14 Private Placement Memorandum. All transactions contemplated by this Agreement are consistent in all material respects with the descriptions thereof, if any, contained in the Private Placement Memorandum and neither of the Borrower or BRC has entered into any agreements which would otherwise prohibit, restrict or limit the transactions contemplated by this Agreement or the Private Placement Memorandum other than agreements as a holder of interests of Belvedere Capital to be bound by the operating agreement of Belvedere Capital, agreements as a holder of shares of common stock of BRC to be bound by the Certificates of Incorporation of BRC and agreements entered into or made in connection with the acquisition of Qualifying Assets which restrict the transfer of such Qualifying Assets.

     6.15 Pledged Securities. Any outstanding certificates representing the Pledged Securities will be physically held in the United States by the Custodian or an authorized sub-custodian or agent of the Custodian.

     6.16 Subsidiaries. As of the Closing Date, other than BRC, there are no subsidiaries of the Borrower.

     6.17 Belcrest Realty Corporation. As of the Closing Date, the authorized capitalization of BRC consists of (i) 7,000 shares of common stock, par value $0.01 per share of which 6,080.180367 shares are outstanding and owned by the Borrower on the date hereof and (ii) 3,000 shares of preferred stock, par value $0.01 per share, of which 2,100 shares have been designated as Class A preferred stock with a liquidation preference of $100 per share, all of which preferred stock has been issued to the Borrower and donated by the Borrower to charitable organizations as contemplated by the Private Placement Memorandum.

     6.18 Preferred Equity Interests. To the Borrower's knowledge: (i) each issuer of Preferred Equity Interests which are included in the Collateral is a limited partnership or limited liability company duly organized and validly existing under the laws of the state of its organization and has all requisite power and authority to conduct its business as now conducted; (ii) each Preferred Equity Interest which is included in the Collateral has been issued pursuant to a written partnership agreement or limited liability company agreement, a true and correct copy of which has been made available to the Secured Parties, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified (except as disclosed to the Secured Parties), is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under any such partnership agreement or limited liability company agreement by the Borrower or, to Borrower's knowledge, by any other Person, which default is material in the context of this Agreement.

7. AFFIRMATIVE COVENANTS

     Until this Agreement has terminated and the L/C Exposure has been reduced to zero, and all Obligations have been indefeasibly paid in full, the Borrower will and will cause its subsidiaries to:

     7.1 Maintenance of Existence. Preserve and maintain its existence and material rights and franchises.

     7.2 Compliance with Laws. Comply in all material respects with all Applicable Laws, statutes, codes, ordinances, regulations, rules, orders, awards, judgments, decrees, injunctions, approvals and permits applicable to it.

     7.3 Payment of Taxes. Pay all taxes, assessments and governmental charges imposed upon it or upon its property and all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and it has maintained adequate reserves with respect thereto.

     7.4 Books and Records. Maintain or cause to be maintained at all times true and complete books and records of its financial and business operations in accordance with GAAP, except that the valuation of the Pledged Securities shall be in accordance with the valuation procedures described in the Private Placement Memorandum.

     7.5 Audit Rights. Permit any representative of the Agent, any Lender or the Swap Provider to examine the Borrower's, and its consolidated subsidiaries' books and records and to make copies and take extracts therefrom, and to discuss the Borrower's affairs, finances and accounts with the Manager and with the Borrower's independent accountants, all at such reasonable times upon reasonable prior notice and as often as the Agent, such Lender or the Swap Provider may reasonably request.

     7.6 Maintenance of Collateral. Maintain the Pledged Securities and other Collateral in the Securities Account; provided, however, that withdrawals, releases, distributions and transfers of Pledged Securities and other Collateral may be made in accordance with the terms of the Account Control Agreement.

     7.7 Notices. Furnish to the Secured Parties: (i) within ten (10) days of becoming aware of the occurrence of any Default or Event of Default, notice of the occurrence and nature of such Default and of the steps that are being taken to cure such Default or Event of Default; and (ii) promptly after (a) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any Governmental Authority (involving in excess of $500,000, or otherwise material) against the Borrower or any material property of the Borrower, or (b) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration.

     7.8 Bankruptcy. Notify the Secured Parties in writing before filing any petition seeking the protection of any bankruptcy, insolvency or any similar statutes, and neither the Borrower nor any of its subsidiaries will take any action (or fail to take any necessary action) which may cause a petition in bankruptcy, insolvency or any similar law or procedure to be filed against the Borrower or Belvedere Capital.

     7.9 Financial and Credit Information.

     (a) Notify the Secured Parties immediately, in writing, of any material change in the Borrower's or any of its subsidiaries' financial condition which would adversely affect the Borrower's ability to repay any obligation(s) to the Agent, the Lenders or the Swap Provider according to the terms of this Agreement, the Notes or the Swap Agreement.

     (b) Supply to the Secured Parties such current financial information or other information as either Secured Party may reasonably request from time to time.

     (c) Permit the Secured Parties to share with any of their Affiliates, or any Person authorized by the Borrower, for legitimate business purposes, any information about the Borrower which it may currently possess or obtain in the future.

     (d) Permit each Secured Party to answer any questions about its credit experience with the Borrower.

     (e) Comply with any reasonable requests from either Secured Party for additional documentation required to be filed or executed by the Borrower from time to time by Applicable Law or the policies and procedures of such Secured Party.

     7.10 Financial Statements. Furnish the Secured Parties:

     (a) within 90 days after the end of the first six-month fiscal period of the Borrower, semi-annual, unaudited, consolidated financial statements consisting of a consolidated balance sheet of the Borrower and its subsidiaries and consolidated statements of operations and cash flows of the Borrower and its subsidiaries, for such period, all in reasonable detail and certified by the Manager of the Borrower, that such statements are correct and fairly present the consolidated financial condition of the Borrower and its subsidiaries, as at the end of such fiscal period (subject to normal year-end audit adjustments);

     (b) within 90 days after the end of each fiscal year of the Borrower, annual, audited, consolidated financial statements of the Borrower and its subsidiaries, consisting of a consolidated balance sheet as of the close of such fiscal year and related consolidated statements of operations and cash flows for such year, attached to which shall be a report of Deloitte & Touche LLP or such other independent certified public accountants of recognized standing acceptable to the Secured Parties and which statement shall have been prepared in accordance with GAAP, except that the valuation of the Pledged Securities shall be in accordance with the valuation procedures described in the Private Placement Memorandum;

     (c) upon receipt by the Borrower, copies of all financial reports distributed by or on behalf of Belvedere Capital;

     (d) concurrently with such distributions, copies of all financial reports distributed by or on behalf of the Borrower to all Shareholders; and

     (e) promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which the Borrower shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which the Borrower shall release, send or make available to its Shareholders generally.

     7.11 Report; Compliance Certificate. Provide the Secured Parties, within ten Business Days after the end of each calendar month, a Statement in the form of Exhibit B hereto (the "Report") and a Compliance Certificate. The Secured Parties reserve the right to request such additional information in connection with the Report and any Pledged Security as they deem appropriate.

     7.12 Liens. Defend the Collateral (including the Pledged Securities) against any and all Liens, claims and other impediments howsoever arising, other than (i) the Lien in favor of the Secured Parties created hereunder and (ii) Liens not otherwise prohibited under Section 8.2.

     7.13 Government Approval. If any further authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States, any state thereof or any other jurisdiction required for the performance by the Borrower of this Agreement should hereafter become necessary, obtain or make, or cause to be obtained or made, all such authorizations, approvals, registrations or filings.

     7.14 Use of Proceeds. The Borrower shall use the proceeds of the Loans to refinance certain existing indebtedness, to finance the purchase of Qualifying Assets, to pay loan facility expenses of the Borrower, for short-term liquidity needs, and for other general working capital purposes, including payment of interest and fees hereunder.

     7.15 Valuation Covenants. Maintain:

     (a) the Value of the total assets of the Borrower and its consolidated subsidiaries (less the Value of its assets pledged to any Person other than the Secured Parties and less (without duplication) the Value of all Excluded Real Estate Investments), at an amount equal to or in excess of 250% of the sum of the Required Amount plus the outstanding principal balance of the Loans, plus accrued and unpaid interest on the Loans, plus the then current L/C Exposure, plus any liability of the Borrower for which the termination value on any swap exceeds the collateral held for such swap, plus the outstanding principal balance of the Loan (as defined in the Term Loan Agreement), plus accrued and unpaid interest on the Loan (as defined in the Term Loan Agreement) under the Term Loan Agreement;

     (b) the Value of the Qualifying Assets, other than Excluded Real Estate Investments, at an amount not in excess of 40% of the market value of the Collateral;

     (c) the Value of all securities of any single issuer held by the Borrower by reason of its indirect interest in the securities which are directly held by the Portfolio at an amount not in excess of 5% of the Value of all Collateral held in the Securities Account; provided that such restriction shall not apply to the Borrower's direct investments in (w) Qualifying Assets, (x) shares in Belvedere Capital or BRC, (y) the Borrower's indirect investment in shares of the Portfolio (as distinguished from the underlying securities held by the Portfolio) held through its direct investment in shares of Belvedere Capital or
(z) BRC's investments in Qualifying Assets; and

     (d) the Value of all securities held by the Borrower of issuers primarily engaged in any one industry by reason of its indirect interest in the securities which are directly held by the Portfolio at an amount not to exceed 25% of the Value of all Collateral held in the Securities Account; provided that such restriction shall not apply to the Borrower's direct investments in (w) Qualifying Assets, (x) shares in Belvedere Capital or BRC, (y) the Borrower's indirect investment in shares of the Portfolio (as distinguished from the underlying securities held by the Portfolio) held through its direct investment in shares of Belvedere Capital or (z) BRC's investments in Qualifying Assets.

     In the event that any of the  foregoing  restrictions  contained in clauses
(b), (c) and (d) above are exceeded, the Value for that portion of the excess shall not be included for purposes of determining the Value of the total assets of the Borrower and its consolidated subsidiaries for purposes of clause (a) above.

     7.16 Formation of Additional Subsidiaries. Promptly following the creation thereof, notify the Secured Parties of any additional subsidiary and the purpose for which it is being created.

8. NEGATIVE COVENANTS OF THE BORROWER

     Until this Agreement has terminated and the L/C Exposure has been reduced to zero and all Obligations have been indefeasibly paid in full, the Borrower will not and it will not allow its subsidiaries to:

     8.1 No Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness of the Borrower under this Agreement and the Notes, the Term Loan Agreement and the Swap Agreement, (ii) Indebtedness in respect of (x) swap, cap or other interest rate or foreign currency hedging arrangements (in each case, where used for hedging purposes) and (y) options, financial futures contracts and options on financial futures contracts (in each case, where used for hedging purposes), (iii) Indebtedness in respect of purchases of securities on short-term credit as may be necessary for the

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
clearance of purchases and sales of portfolio securities as described in the Private Placement Memorandum, (iv) overdrafts extended by the Custodian under the Account Control Agreement, (v) Indebtedness of a subsidiary of the Borrower incurred in connection with the acquisition by such subsidiary of an Excluded Real Estate Investment, provided that such Indebtedness is without recourse to the Borrower and BRC except to the extent of a so-called "bad boy" guaranty by the Borrower or BRC on terms and conditions consistent with the past practice of the Borrower and similar entities advised by the Investment Advisor or an Affiliate thereof. Nothing contained in this Section 8.1 shall prohibit the incurrence of the Required Amount.

     8.2 No Liens. Create, incur, assume or suffer to exist any Lien on any of its properties or assets except (i) Liens on assets of the Borrower (but not BRC) in respect of Indebtedness permitted under Sections 8.1(i)-(iv), (ii) liens on assets of subsidiaries of BRC to secure Indebtedness incurred by such subsidiaries in connection with the acquisition by such subsidiaries of Excluded Real Estate Investments, (iii) Liens for taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that proceedings to enforce such Liens have not been commenced or have been stayed pending such contest, (iv) statutory Liens arising by operation of law such as mechanics, materials, carriers', warehouse liens,
(A) which occur in the ordinary course of business, (B) secure normal trade debt which is not yet due and payable, (C) do not secure Indebtedness for borrowed money, (D) which are being contested in good faith and by appropriate proceedings diligently conducted, and (E) for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (v) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement thereof is stayed pending such contest,
(vi) Liens of the Custodian under the Account Control Agreement and (vii) Liens created pursuant to this Agreement, the Term Loan Agreement and the Account Control Agreement.

     8.3 No Mergers, Etc. Enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

     8.4 No New Business. Engage in any business other than as described in the Private Placement Memorandum.

     8.5 No Trading. Conduct any sale of any Qualifying Assets (other than (i) in connection with a distribution or redemption not otherwise prohibited under this Agreement, (ii) if the proceeds of such sale will be utilized to purchase
(x) other Qualifying Assets which are comparable Qualifying Assets being sold or
(y) cash equivalents, but only if such investment in cash equivalents will not result in the Borrower being treated as an investment company within the meaning of Section 351 of the Internal Revenue Code or (iii) if the proceeds of such

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
sale will be utilized to repay the Loans) without providing three Business Days prior notice to the Agent.

     8.6 No Distributions. Make any distributions or honor any requests for redemptions if such distributions or withdrawals, if made, would result in the occurrence of a Default or an Event of Default of the type specified in Sections 10.1(a)(i), 10.1(b), 10.1(h) or 10.1(i).

     8.7 No Amendments. Amend or modify, or permit to be amended or modified the Private Placement Memorandum or Operating Agreement of the Borrower or the organizational documents of any of its subsidiaries, without the prior written consent of the Secured Parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Borrower and its subsidiaries may make ministerial or other non-material changes, changes required to comply with statutory or regulatory requirements or revisions or changes reflecting matters, events or circumstances which should be described in the Private Placement Memorandum, provided, however, that the Borrower shall promptly notify the Secured Parties of such changes.

     8.8 Manager, Investment Adviser and Custodian. Terminate the services or accept the resignation of the Manager or Investment Adviser or Custodian without the prior written consent of the Secured Parties.

     8.9 Limitation on Restriction on Subsidiary Dividends and Other Distributions, etc. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of BRC to (a) pay dividends or make any other interest or participation in its profits owned by the Borrower other than such restrictions as are set forth in BRC's certificates of incorporation or BRC's Certificate of Designation of Class A preferred stock, or pay any indebtedness owed to the Borrower, (b) make loans or advances to the Borrower, or (c) transfer any of its properties or assets to the Borrower.

9. CONDITIONS PRECEDENT TO CLOSING

     9.1 Conditions Precedent to Initial Loan. It shall be a condition precedent to the making of the initial Loan hereunder that:

     (a) the Agent shall have received, with copies for each of the Lenders, the following, in form and substance satisfactory to the Agent in its sole discretion:

          (i) evidence that the Borrower is duly authorized to enter into this Agreement and all transactions contemplated hereby and to execute and deliver this Agreement, the Notes and all documents to be executed in connection therewith;

          (ii) a certificate of the Manager of the Borrower attesting, among other things, (w) that true, correct and complete copies of the Borrower's certificate of formation and Operating Agreement, together with all amendments thereto, have been delivered to the Agent, (x) that provisions of the Operating Agreement authorize the Manager to authorize the execution, delivery and performance in accordance with their terms of the Agreement, the Notes and the other documents and transactions contemplated thereby and the borrowings hereunder and the Manager has so authorized and such authorization is in full force and effect, (y) that all representations and warranties made in connection with this Agreement are true, accurate and correct in all material respects and (z) to the incumbency of the Manager, or any other Person executing this Agreement, the Notes and any related documents on behalf of the Borrower;

          (iii) (w) a copy of the certificate of formation of each of the Borrower and BRC filed in each entity's jurisdiction of organization, (x) a copy of the by-laws of BRC, (y) a copy of BRC's Certificate of Designation of Class A preferred shares and (z) a certificate of good standing from each of the Borrower's and BRC's jurisdiction of organization and the jurisdiction in which its principal executive office is located, if different;

          (iv) the Account Control Agreement duly executed on behalf of the Agent, the Swap Provider, the Term Lender, the Investment Manager, the Borrower and Custodian;

          (v) evidence that the Securities Account has been established and that the Pledged Securities have been deposited into the Securities Account;

          (vi) the appropriate UCC-1 Financing Statements;

          (vii) the Private Placement Memorandum;

          (viii) evidence that the Existing Credit Agreement and all liens in connection therewith have been terminated;

          (ix) the Investment Advisory Agreement;

          (x) instructions from the Borrower in connection with the payment from the proceeds of the initial Loan of certain existing indebtedness;

          (xi) the favorable opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Borrower in the form of Exhibit C hereto;

          (xii) the Notes, dated as of the date hereof, duly executed on behalf of the Borrower;

          (xiii) (x) the Swap Agreement and all Exhibits thereto and the Amendment to Swap Agreement, duly executed on behalf of the Borrower and
     (y) evidence that the Borrower has executed the "Confirmation" relating to the Swap Agreement;

          (xiv) the Intercreditor Agreement; and

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
          (xv) a Form G-3 executed by the Borrower and the Agent.

     (b) the Agent shall have received such other documents as the Agent or any Lender may reasonably request.

     9.2 Conditions Precedent to All Loans. It shall be a condition precedent to all Loans (including the initial Loan hereunder) and to the issuance of each Letter of Credit that on the date of such Loan or issuance of a Letter of Credit the following statements shall be true (and each request for a Loan or issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Loan or such issuance of Letter of Credit that such statements are true):

     (a) After giving effect to such Loan, the total of all Loans outstanding will not exceed the Total Commitment;

     (b) The representations and warranties contained in Article 6 are true and correct in all material respects on and as of the date of such Loan or issuance of such Letter of Credit, except to the extent such representations and warranties specifically relate to an earlier date;

     (c) No event has occurred or is continuing or would result from the making of such Loan or issuance of such Letter of Credit, which would constitute a Default or an Event of Default;

     (d) The Borrower has delivered to the Agent the Borrowing Notice and Compliance Certificate required pursuant to Section 2.3 hereof; and

     (e) After giving effect to all Loans and the issuances of all Letters of Credit, (a) the Value of the total assets of the Borrower (less the Value of its assets pledged to any Person other than the Secured Parties and less (without duplication) the Value of all Excluded Real Estate Investments), shall be equal to or in excess of 250% of the sum of the Required Amount, plus the outstanding principal balance of the Loans, plus accrued and unpaid interest on the Loans, plus the then current L/C Exposure, plus any liability of the Borrower for which the termination value on any swap exceeds the collateral held for such swap, plus the outstanding principal balance of the Loan (as defined in the Term Loan Agreement), plus accrued and unpaid interest on the Loan (as defined in the Term Loan Agreement) under the Term Loan Agreement.

10. DEFAULTS; REMEDIES

     10.1 Events of Default. An event of default ("Event of Default") will occur under this Agreement and the Notes if:

     (a) the Borrower fails (i) to make any payment when it is due as required by this Agreement and such default continues unremedied, in the case of payments of any amounts other than principal, for five days after such amount becomes due or (ii) to observe or perform any covenant or agreement contained in Article 8 of this Agreement or Section 4 of the Account Control Agreement or (iii) to

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
observe or perform any other covenant or agreement contained in this Agreement and such default continues unremedied for 30 days;

     (b) the Value of the Collateral  falls below the  requirement  contained in
Section 7.15, and the Borrower has not, within two Business Days after demand by the Agent, reduced the outstanding principal balance of the Loans plus the then current L/C Exposure or deposited in the Securities Account additional funds and/or securities as Collateral with a Value sufficient to increase the Value of the Collateral to at least that required pursuant to Section 7.15;

     (c) the Borrower makes, or the Agent discovers that the Borrower has made, a material misrepresentation under this Agreement or in any certificate, financial statement or other document delivered in connection with this Agreement, the Notes or the Loans;

     (d) default shall be made (and not cured within any applicable grace period) with respect to the payment of any Indebtedness or other obligation of the Borrower, the outstanding amount of which exceeds $1,000,000 or a default shall have occurred under the Swap Agreement;

     (e) (i) an attachment is levied against all or any portion of the Securities Account or (ii) the Custodian shall have breached any provision of the Account Control Agreement in any material respect;

     (f) either Secured Party reasonably determines that the Security Interest (in whole or in part) hereby created is not in full force and effect or does not have the priority stated herein;

     (g) final judgment for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or BRC and within thirty (30) days from the entry of judgment shall not have been discharged or stayed pending appeal or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance or appeal;

     (h) the Borrower or BRC shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors; or the Borrower or BRC shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower shall take any action to authorize any of the foregoing;

     (i) any involuntary case, proceeding, or other action against the Borrower or BRC shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of thirty (30) days;

     (j) the Borrower is subject to  dissolution or termination as the result of
(i) a vote to dissolve by the Shareholders, (ii) the election by Manager to terminate the operations of the Borrower or (iii) the expulsion, bankruptcy or dissolution of a Shareholder, unless within 90 days thereafter, the Shareholders holding at least a majority of the interests in the Borrower vote to continue the operations of the Borrower;

     (k) any event occurs which would entitle the beneficiary of any limited recourse guaranty permitted by clause (v) of Section 8.1 to demand payment in excess of $500,000 from BRC pursuant to the terms of such limited recourse guaranty;

     (l) the ratio of  Belvedere  Capital's  total  assets to total  liabilities
(excluding the amount of any Shares submitted for redemption but not yet redeemed in the ordinary course of business) shall at any time be less than 10:1;

     (m) a material adverse change in the business, condition (financial or otherwise), obligations, operations, performance or properties of the Borrower shall have occurred; or

     (n) the occurrence of an Event of Default (as defined in the Term Loan Agreement) under the Term Loan Agreement.

     10.2 Remedies.

     (a) Upon the occurrence and during the continuation of an Event of Default, the Agent may, without prejudice to any other right or remedy of the Agent or any Lender, at law, by contract or otherwise, by notice to the Borrower declare all Loans, accrued interest thereon and any other sum then payable hereunder to be immediately due and payable by the Borrower whereupon such amounts shall become so due and payable, and/or declare the Commitments to be terminated, whereupon they shall so terminate. If an Event of Default specified in clause
(h) or (i) above shall have occurred, the Commitment shall automatically terminate and the Notes shall automatically become due and payable, both as to interest and principal, without presentment, demand, protest or other notice of any kind. Upon the occurrence and continuation of an Event of Default, the Agent may demand Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other securities therefor acceptable to the Lender, and may, to the extent permitted by Applicable Law, also set-off, against any amount owing to it under this Agreement and the Note, any securities, cash or other property of the Borrower in the Agent's possession.

     (b) Upon the occurrence and continuation of an Event of Default, either Secured Party may, at its option, instruct the Custodian to cancel any open orders and close any and all outstanding financial contracts referred to in subparagraph (a)(iii) of the definition of Indebtedness, transfer any or all of the Pledged Securities to such Secured Party or its designee, transfer the whole or any part of the Collateral into its name or the name of its nominee or to notify the obligors on any Collateral to make payment to the Secured Parties or its nominee of any amounts due thereon and to take control or grant its nominee the right to take control of any proceeds of the Collateral, liquidate the Pledged Securities or other Collateral, withdraw and/or sell any such Pledged Securities or other Collateral and apply any such Collateral as well as the proceeds of any such Pledged Securities or other Collateral to all unpaid Obligations in such order as the Agent defines in its sole discretion. The Borrower will be responsible for any decrease in the value of the Collateral occurring prior to liquidation. Upon the occurrence and continuation of an Event of Default, the Secured Parties may, to the extent permitted by Applicable Law, also set-off, against any amount owing to it under this Agreement, the Notes or the Swap Agreement, any securities, cash or other property of the Borrower in the possession of any such Person.

     (c) Either Secured Party may exercise any or all of the rights contained in this Section without further demand for additional Collateral, or notice of sale or purchase, or other notice or advertisement. Any sales or purchases made pursuant to this Section may be made at such Secured Party's discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and such Secured Party or its agent or any Affiliate of either Secured Party or its agent may be the purchaser for such Secured Party or its agent or such Affiliate's or its agent's own account. It is understood that the giving of any prior demand or call or prior notice of the time and place of such sale or purchase by such Secured Party or its agent will not be considered a waiver of the Agent's right to sell or buy without any such demand, call or notice except as provided in this Agreement.

     (d) In addition to the Secured Parties' rights and remedies described in this Agreement, the Secured Parties have the right to exercise any one or more of the rights and remedies of a secured creditor under the Uniform Commercial Code in effect in the State of New York. All the rights and remedies which are available to the Agent under this Agreement are cumulative and are in addition to any and all other rights and remedies which are otherwise available to the Agent either at law, equity or otherwise. The Secured Parties may exercise any one or more of such rights and remedies simultaneously or successively.

11. THE AGENT

     11.1 Administration by Agent.

     (a) The general administration of the Fundamental Documents and any other documents contemplated by this Agreement shall be by the Agent or its designees. Except as otherwise expressly provided herein each of the Lenders hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Agreement as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

     (b) The Lenders hereby authorize the Agent (in its sole discretion):

          (i) in connection with the sale or other disposition of any asset included in the Collateral, to the extent undertaken in accordance with the terms of this Agreement, to release a Lien granted to it (for the benefit of the Lenders) on such asset;

          (ii) to determine that the cost to the Borrower is disproportionate to the benefit to be realized by the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower should not be required to perfect such Lien in favor of the Agent;

          (iii) to appoint subagents to be the holder of record of a Lien to be granted to the Agent or to hold on behalf of the Agent such collateral or instruments relating thereto;

     11.2 Advances and Payments.

     (a) On the date requested by the Borrower for the funding of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with provisions of Article 2 hereof. Each of the Lenders hereby authorizes and requests the Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Agent at a rate per annum equal to the Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first day following the time when such Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Rate.

     (b) Any amounts received by the Agent in connection with this Agreement or the Notes the application of which is not otherwise provided for, shall be applied, first, to pay accrued but unpaid Commitment Fees in accordance with the Lenders' unused Commitments, second, to pay accrued but unpaid interest on the Notes in proportion to the amounts owed to each Lender, third, to repay the

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
principal balance outstanding on the Notes (allocated in accordance with the outstanding amounts thereof owing to each Lender as set forth on the Schedule of Commitments attached as Schedule 1.1 hereto) and fourth, to pay other amounts payable to the Agent. All amounts to be paid to any of the Lenders by the Agent shall be credited to the Lenders, after collection by the Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Agent, or as such Lender and the Agent shall from time to time agree.

     11.3 Sharing of Setoffs and Cash Collateral. Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding and prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from a Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender or Lenders holding (or deemed to be holding) a participation in a Note may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon in the amount of such participation.

     11.4 Notice to the Lenders. Upon receipt by the Agent from the Borrower of any communication calling for an action on the part of the Lenders, or upon notice to the Agent of any Event of Default, the Agent will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

     11.5 Liability of Agent.

     (a) The Agent, when acting on behalf of the Lenders, may execute any of its duties under this Loan Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Agent, nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent, and its directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Agent, nor any of its directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Agreement or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of the terms, conditions, covenants, or agreements of this Agreement or any related agreement or document.

     (b) Neither the Agent, as agent for the Lenders hereunder, nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any of the Lenders of any of their respective obligations under this Agreement or the Notes or any related agreement or document or in connection herewith or therewith.

     (c) The Agent, as agent for the Lenders hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to reasonably rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

     11.6 Reimbursement and Indemnification. Each of the Lenders agrees (i) to reimburse the Agent in accordance with such Lender's Percentage, for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in accordance with each Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrower (except such as shall result from their gross negligence or willful misconduct). To the extent indemnification payments made by the Lenders pursuant to this Section 11.6 are subsequently recovered by the Agent from the Borrower, the Agent will promptly refund such previously paid indemnity payments to the Lenders.

     11.7 Rights of Agent. It is understood and agreed that the Agent shall have the same rights and powers as a Lender hereunder (including the right to give any instructions hereunder) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower, as though it were not the Agent of the Lenders under this Agreement.

     11.8 Independent Investigation by Lenders. Each of the Lenders acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and agrees that the Agent shall bear no responsibility therefor.

     11.9 Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of
Section 12.13 hereof.

     11.10 Notice of Transfer. The Agent may deem and treat any Lender which is a party to this Agreement as the owner of such Lender's respective portions of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Agent and become effective in accordance with Section 12.9 hereof.

     11.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor Agent of its appointment pursuant hereto. Upon any such resignation, the retiring Agent shall promptly appoint a successor Agent from among the Merrill Lynch Group or the Lenders, provided that, if such replacement is not a member of the Merrill Lynch Group, such replacement is reasonably acceptable (as evidenced in writing) to the Borrower and the Required Lenders. If no successor Agent shall have been so appointed by the retiring Agent and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, the Borrower may appoint a successor Agent (which successor may be replaced by the Required Lenders; provided that such replacement is reasonably acceptable to the Borrower if such replacement is not a member of the Merrill Lynch Group), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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
12. MISCELLANEOUS

     12.1 Expenses. Whether or not the transactions hereby contemplated shall be consummated, Merrill Lynch Group agrees to pay all reasonable expenses incurred by the Borrower, the Agent and the Lenders in connection with, or growing out of, the negotiation, preparation, execution and delivery of this Agreement and any other documentation contemplated hereby, the Notes and the Collateral (including the Pledged Securities), including, but not limited to, the reasonable fees and disbursements of any counsel for the Borrower or the Agent and the Lenders. The Borrower agrees to pay all reasonable expenses incurred by the Agent and the Lenders in connection with, or growing out of, any waiver, modification or enforcement and administration of this Agreement (including any amendment hereto) and any other documentation contemplated hereby, the Notes and the Collateral (including the Pledged Securities), including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and the Lenders.

     12.2 Cost of Collection. If the Borrower fails to make any payment under this Agreement as and when required, the Borrower must pay, to the extent permitted by Applicable Law, the Secured Parties' court and collection costs, including legal fees, any costs incurred in the disposition of the Collateral, and, if the Loan is referred for collection to any attorney not employed by the Agent or one of its Affiliates, the Agent's reasonable attorney fees.

     12.3 Indemnities. The Borrower shall on demand indemnify the Agent, each of the Lenders and the Swap Provider to the extent the Agent, any such Lender or the Swap Provider has sustained or suffered:

          (i) Any increased cost in maintaining its Commitment, all or any part of any Loan or any other amount outstanding under this Agreement or any reduction in the effective return to such Lender under this Agreement or in the rate of overall return on its capital below that which it would have been able to achieve but for its entering into or giving effect to the Agreement, in each case, which is sustained or incurred directly or indirectly as a consequence of, or of compliance with, any change after the date hereof in any law, regulation, guideline, order or any directive or the like (whether or not having the force of law) of any governmental or other regulatory body or authority affecting the manner in which such Lender allocates capital resources to its obligations under this Agreement or any interpretation by any such governmental or regulatory body or authority;

          (ii) Any funding and any other cost, expense or liability (including loss of profit, legal fees and taxes) sustained or incurred by the Agent, any Lender or the Swap Provider (1) to render this Agreement (including the Security Interest created by this Agreement) enforceable, (2) in connection with protecting or enforcing the Agent's, the Lender's or the Swap Provider's rights under this Agreement and/or any amendment thereto, (3) as a result of the occurrence or continuance of any Default, or (4) as a result of the receipt or recovery by a Lender of all or any part of a Loan

     (other than a Loan interest on which is calculated by reference to the Alternate Rate) or an overdue sum otherwise than on the last day of an Interest Period applicable to that Loan;

          (iii) Any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of the Agreement and/or any such amendment, supplement or waiver, promptly and in any event before any interest or penalty becomes payable, together with any liability with respect to or resulting from any delay in paying or omission to pay any such tax;

          (iv) Any claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by the Agent, any Lender, or the Swap Provider and/or their directors, officers, employees and agents (each an "Indemnified Party") as a result of, or arising out of, or in any way related to, or by ----------------- reason of, any investigation, litigation (excluding litigation among the Lenders or between the Agent and the Lenders in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby) or other proceeding (whether or not either the Agent, such Lender or the Swap Provider is a party thereto) related to the entering into and/or the performance of this Agreement, or the use of the proceeds of any Loan hereunder or the issuance of any Letter of Credit, or the consummation of any other transaction contemplated by this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Party to the extent incurred (i) by reason of the gross negligence or willful misconduct of such Indemnified Party or (ii) as a result of any dispute between Indemnified Parties or any conflicting instructions given to the Borrower by Indemnified Parties); and

          (v) Any claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by the Agent, any Lender or the Swap Provider as a result of, or arising out of, or in any way related to, or by reason of, any loss incurred by any Shareholder whether as a result of an adverse tax situation or otherwise, arising from or in any way related to any act or failure to act by either Secured Party in connection with the Collateral or this Agreement.

     12.4 Delay in Enforcement; No Waiver. The Secured Parties or either of them can choose to delay or not to enforce any of their rights under this Agreement without losing such rights or in any way affecting the ability of the other Secured Party to exercise such rights. If either of the Secured Parties chooses not to exercise or enforce (or is prevented from exercising or enforcing) any of such rights, the Borrower agrees that such Secured Party is not waiving the right to enforce such rights at a later time or any of its other rights, and that the other Secured Party may, nonetheless, proceed to independently exercise or enforce any or all of such rights as it may deem appropriate. Any waiver of the Secured Parties' rights under this Agreement must be in writing.

     12.5 Statements and Notices. Statements and notices will be sent to the address for the Borrower indicated on the signature page hereto, unless the Borrower notifies the Agent in writing of a change in address. The Borrower agrees to provide the Agent with 30 Business Days' prior written notice of any change of address or name. The Borrower agrees to send correspondence to the Agent at the address for the Agent indicated on the signature page or as otherwise provided by the Agent, or if to a Lender to it at its address set forth on the signature page.

     12.6 Waivers. To the extent permitted by Applicable Law, the Borrower waives the Borrower's rights to require the Agent, (a) to demand payments of amounts due (known as "presentment"); (b) to give notice that amounts due have not been paid (known as "notice of dishonor"); and (c) to obtain an official certification of non-payment (known as "protest").

     12.7 Non-Recourse. Each Secured Party hereby agrees for the benefit of each and every Shareholder of the Borrower, the Manager of the Borrower, each employee, officer and trustee of the Manager and of the Borrower, the Investment Advisor, and any successor, assignee, heir, estate, administrator or personal representative of any such person (a "Non-Recourse Person") that: (a) no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under this Agreement or the Notes or the Account Control Agreement or the Swap Agreement or any other instrument or document delivered pursuant hereto or thereto; (b) no claim against any Non-Recourse Person may be made for any obligation of the Borrower under this Agreement, the Notes, the Account Control Agreement or any other instrument or document delivered pursuant hereto or thereto, whether for payment of principal of, or interest on, the Loans or for any fees, costs, expenses or other amounts payable by the Borrower hereunder or thereunder, or otherwise; and (c) the obligations of the Borrower under this Agreement, the Note, the Account Control Agreement or the Swap Agreement or other document or instrument delivered pursuant hereto or thereto are enforceable against the Borrower and the Borrower's properties and assets. Nothing contained in this Section shall be construed as limiting the Secured Parties' rights against the Custodian in its capacity as custodian and account carrier under the Account Control Agreement.

     12.8 Further Assurances. The Borrower agrees that upon the request of either Secured Party, it shall execute and/or deliver any additional agreements, documents and instruments as may be reasonably requested by such Secured Party from time to time, including, without limitation, opinions of counsel with respect to the continuing authority of the Borrower to perform its obligations under this Agreement (which counsel shall be satisfactory to the Secured Parties in their sole discretion), which agreements, documents or instruments shall be satisfactory to the Secured Parties in their sole discretion.

     12.9 Successors and Assigns; Loan Sales; Participations.

     (a) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of all the parties to this Agreement. Each Lender and the Swap Provider may assign at its sole option all or part of its rights, obligations and remedies under this Agreement to any member of the Merrill Lynch Group. In the event that any Lender or the Swap Provider wishes to assign all or part of its rights, obligation and remedies under this Agreement to anyone other than a member of the Merrill Lynch Group, such assignment is subject to the written consent of the Borrower and the Agent (which consent shall not unreasonably be withheld); provided however, that no consent by the Borrower shall be required for any assignment which is made while an Event of Default has occurred or is continuing. Any such assignee of such rights and obligations shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it. The Agent, any Lender or the Swap Provider may disclose to a potential assignee (or any other Person who has entered or proposes to enter into contractual arrangements with any Lender in relation to or concerning this Agreement), such information about the Borrower, and this Agreement as it may deem appropriate provided that such assignee (or any other Person who has entered or proposes to enter into contractual arrangements with any Lender in relation to or concerning this Agreement) is subject to the provisions set forth in Section 12.18. The Borrower may not assign its rights or obligations under this Agreement.

     (b) Each Lender may grant participations in all or any part of its Loans and its Commitment to one or more financial institutions, provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Loans or any fees or other amounts payable hereunder, (C) postpone the Commitment Termination Date or Maturity Date, or the date fixed for payment of interest on the loans or the Commitment Fee payable hereunder.

     (c) If any participation made pursuant to subsection (b) shall be made to any Person that is not a United States Person as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, such Person shall furnish to the Agent such forms as may be specified by the Internal Revenue Service to evidence such Person's complete exemption from (or entitlement to a reduced rate for) U.S. withholding taxes with respect to all payments with respect to such participation.

     12.10 GOVERNING LAW AND JURISDICTION.

     (a) THIS AGREEMENT AND THE NOTES HAVE BEEN DELIVERED BY THE BORROWER IN THE STATE OF NEW YORK AND IN ALL RESPECTS SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES

DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 AS ADOPTED OR AMENDED FROM TIME TO TIME (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     (b) THE BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE AGENT OR ITS SUCCESSORS OR ASSIGNS. THE BORROWER, TO THE EXTENT PERMITTED BY APPLICABLE LAW,
(A) HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY OFFSET OR COUNTERCLAIM, EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY. THE BORROWER HEREBY CONSENTS TO THE SERVICE OF PROCESS BY MAIL AT ITS NOTICE ADDRESS SET FORTH IN SECTION 12.5. THE BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE SECURED PARTIES. FINAL JUDGMENT AGAINST THE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE
CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF THE INDEBTEDNESS OR LIABILITY OF THE BORROWER OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT EACH SECURED PARTY

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MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE
BORROWER OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE BORROWER OR SUCH ASSETS MAY BE FOUND.

     12.11 Effectiveness. The Borrower hereby acknowledges that (i) this Agreement shall become effective with respect to each Lender only at such time as such Lender has accepted this Agreement and such Lender shall not have any liability or obligation hereunder until such time, (ii) the Agent, Lenders and the Swap Provider may execute this Agreement by telecopy and provide executed originals to the Borrower.

     12.12 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTES OR THE SUBJECT MATTER HEREOF OR THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE SECURED PARTIES THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE SECURED PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, THE NOTES, THE SWAP AGREEMENT AND ANY OTHER DOCUMENT RELATED THERETO. EACH SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     12.13 Amendments. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by the Borrower herefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, amendment or waiver shall, without the written consent of all of the Lenders, (i) change the Commitment of any Lender, (ii) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (iii) release any Collateral or any of the Pledged Securities (except as contemplated herein), (iv) alter the fixed scheduled maturity or principal amount of any Loan, or the rate of interest payable thereon, or the rate at which the Commitment Fees accrue or the fixed scheduled maturity or amount of any other payment required to be made under this Agreement, (v) subordinate the Obligations hereunder to other Indebtedness or subordinate the security interests of the Collateral Agent in the Collateral except as permitted by Section 11.1, (vi) amend the definition of "Required Lenders," (vii) amend the definition of "Collateral," or (viii) amend or modify this Section 12.13. No such amendment or modification may adversely affect the rights and obligations of the Agent hereunder without its prior written consent. No notice to or demand on any of the Borrower shall entitle the Borrower to any other or further notice

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or demand in the same,  similar or other  circumstances.  Each  holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.

     12.14 Headings. The heading of each provision of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations described in each such provision.

     12.15 Severability. If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, by reason of any law, rule, administrative order or judicial or arbitral decision, such decision shall not affect the validity of the remaining provisions of this Agreement.

     12.16 Entire Agreement. This Agreement and the Account Control Agreement constitute the entire agreement between the parties and supersede any and all prior agreements (whether written or oral).

     12.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     12.18 Confidentiality. The Agent and each Lender agree to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower pursuant to or in connection with this Agreement or (b) obtained by the Agent based on a review of the books and records of the Borrower; provided that nothing herein shall prevent the Agent or any Lender from disclosing any such information (i) to any assignee, transferee, prospective assignee or prospective transferee which agrees to comply with the provisions of this Section, (ii) to its affiliates, employees, directors, agents, attorneys, accountants and other professional advisors, (iii) upon the request or demand of any governmental or other regulatory body or authority, (iv) in response to any order of any court or other governmental or other regulatory body or authority or as may otherwise be required pursuant to any present or future law or regulation or any directive or the like (whether or not having the force of law) of any governmental or other regulatory body or authority, (v) which has been publicly disclosed other than in breach of this Section or (vi) in connection with the exercise of any remedy hereunder.

     12.19 Survival. The Borrower hereby acknowledges that the Security Interest created hereby is for the benefit of the Secured Parties. To the extent that the Loans have been indefeasibly paid, the Commitment terminated, the L/C Exposure has been reduced to zero, and all other Obligations of the Borrower to the Agent and the Lenders have been satisfied (as determined by the Agent in its sole discretion) while the Swap Agreement remains effective, then the Swap Provider or its designee shall have or continue to have all rights hereunder as a Secured Party and all provisions of this Agreement relating in any manner to such rights shall survive the satisfaction of the Borrower's Obligations to the Agent and the Lenders. At such time, the Swap Provider shall be entitled to exercise or

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
refrain from exercising any such rights, without regard to the satisfaction of the Borrower's Obligations to the Agent and the Lenders. To the extent that all Obligations of the Borrower to the Swap Provider have been satisfied (as determined by the Swap Provider in its sole discretion) while the Borrower's Obligations to the Agent and the Lenders remain outstanding, the Agent, for the benefit of the Lenders, shall have or continue to have all rights hereunder as a Secured Party and all provisions of this Agreement relating in any manner to such rights shall survive the satisfaction of the Borrower's Obligations to the Swap Provider. At such time, the Agent shall be entitled to exercise or refrain from exercising any such rights, without regard to the satisfaction of the Borrower's Obligation to the Swap Provider.

                           [Signature page to follow]

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
     IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed by its authorized officer as of the day and year first written above.

                                Borrower:

                                BELCREST CAPITAL FUND LLC, as Borrower

                                By:      EATON VANCE MANAGEMENT, as Manager


                                By:     /s/ Thomas E. Faust Jr.
                                        -----------------------------------
                                Name:     Thomas E. Faust Jr.
                                Title:    Executive Vice President
                                Address:  The Eaton Vance Building
                                          255 State Street
                                          Boston, Massachusetts  02109
                                Telephone No.:  (617) 482-8260
                                Telecopier No.:  (617) 482-3836

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                                Lenders:

                                MERRILL LYNCH MORTGAGE CAPITAL, INC.,
                                individually and as Agent


                                By:     /s/ Joshua A. Green
                                        -----------------------------------
                                Name:     Joshua A. Green
                                Title:    Vice President
                                Address:  4 World Financial Center
                                          10th Floor
                                          New York, New York 10080
                                Telephone No.:  (212) 449-7330
                                Telecopier No.:  (212) 449-6673

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
                                Swap Provider:

                                MERRILL LYNCH CAPITAL SERVICES, INC.,
                                as Swap Provider


                                By:     /s/ Thomas Finley
                                        -----------------------------------
                                Name:     Thomas Finley
                                Title:    Managing Director
                                Address:  4 World Financial Center
                                          12th Floor
                                          New York, New York  10080
                                Telephone No.:  (212) 449-8169
                                Telecopier No.:  (212) 449-6993

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
                                                                    SCHEDULE 1.1


                             SCHEDULE OF COMMITMENTS



              LENDER                                            LOAN COMMITMENT

Merrill Lynch Mortgage Capital, Inc.                              $138,000,000